Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Third Quarter 2009
Financial Results

BEDFORD, MASS. – October 20, 2009 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its third  quarter ended September 30, 2009.

Michael Tzannes, Aware’s Chairman and Chief Executive Officer, said, “Earlier today, we announced an agreement to sell our DSL and home networking product lines to Lantiq, a new fabless semiconductor company being spun out of Infineon.  This transaction represents the positive outcome that we have been seeking for our licensing business.  We welcome you to join us today at 5:00 p.m. Eastern Time for a discussion of third quarter results and the transaction with Lantiq.”

Revenues for the third quarter of 2009 were $6.2 million, a decrease of 3% compared to $6.4 million in the same quarter last year.  For the nine months ended September 30, 2009, revenues decreased 10% to $16.6 million, compared to $18.4 million in the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The Company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: aware@aware.com

Aware, Inc. Reports Third Quarter 2009 Financial Results	Page 2

The GAAP net loss for the third quarter of 2009 was $1.1 million, or $0.06 per diluted share, which included $0.7 million of stock-based compensation charges. This compared to a GAAP net loss of $0.7 million, or $0.03 per diluted share, for the same period a year ago, which included $0.4 million of stock-based compensation charges. GAAP net loss for the nine months ended September 30, 2009 was $4.9 million, or $0.23 per share, compared to a net loss of $3.2 million, or $0.13 per share, for the same period a year ago.

The non-GAAP net loss for the third quarter of 2009, excluding the effect of stock-based compensation, was $0.5 million, or $0.02 per diluted share.  For the nine months ended September 30, 2009, the company had a non-GAAP net loss, excluding the effect of stock-based compensation, of $3.4 million, or $0.16 per share.

Note:  Aware’s conference call will be broadcast live over the Internet today, October 20, 2009 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 719-325-2338 and referencing the confirmation number 4184148.  A replay of the call will be archived on our website after the call.

About Aware

Aware is a leading technology and software supplier for the telecommunications and biometrics industries. For more than ten years, Aware has pioneered innovations at telecommunications standards-setting organizations and has developed and marketed DSL silicon intellectual property and test and diagnostics products.  Its StratiPHY(tm) IP product line supports DSL standards, including ADSL2+ and VDSL2, and has been broadly licensed to leading semiconductor companies.  Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to help provision DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992.  Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging.  Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts. www.aware.com

Aware, Inc. Reports Third Quarter 2009 Financial Results	Page 3

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. DSL factors include, but are not limited to: our DSL licensing and DSL test and diagnostic businesses depend upon a limited number of customers; there has been and may continue to be a cyclical demand for DSL chipsets; the success of our DSL licensing and test and diagnostics products businesses requires telephone companies to install DSL service in volume; our test and diagnostic hardware and software products could have quality problems; we depend on a single source contract manufacturer for the manufacture of our DSL hardware products; and we are dependent on single source suppliers for components in our DSL hardware products.  Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver service contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2008 and other reports and filings made with the Securities and Exchange Commission.

Aware, StratiPHY, and Dr. DSL are trademarks or registered trademarks of Aware, Inc.

Aware, Inc. Reports Third Quarter 2009 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue:
Product sales	$4,661	$3,939	$11,332	$11,811
Contract revenue	1,005	2,014	3,725	5,313
Royalties	554	437	1,500	1,310
Total revenue	6,220	6,390	16,557	18,434

Costs and expenses:
Cost of product sales (1)	857	528	2,413	1,976
Cost of contract revenue (1)	717	1,365	2,534	3,512
Research and development (1)	3,175	2,945	9,344	9,984
Selling and marketing (1)	1,251	1,141	3,517	3,297
General and administrative (1)	1,383	1,315	3,812	3,793
Total costs and expenses	7,383	7,294	21,620	22,562

Loss from operations	(1,163)	(904)	(5,063)	(4,128)
Interest income	31	244	217	942
Loss before provision for income taxes	(1,132)	(660)	(4,846)	(3,186)
Provision for income taxes	1	3	5	16
Net loss	$(1,133)	$(663)	$(4,851)	$(3,202)

Net loss per share – basic	$(0.06)	$(0.03)	$(0.23)	$(0.13)
Net loss per share – diluted	$(0.06)	$(0.03)	$(0.23)	$(0.13)

Weighted average shares – basic	19,782	23,510	21,230	23,753
Weighted average shares – diluted	19,782	23,510	21,230	23,753

(1) Effective January 1, 2006 the Company adopted Statement of Financial Accounting Standard No. 123 (Revised), "Share-Based Payment" (FAS 123(R)). The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of product sales	$3	$3	$8	$9
Cost of contract revenue	36	45	105	105
Research and development	174	136	458	463
Sales and marketing	140	52	249	133
General and administrative	324	161	656	405
Total stock-based compensation costs	$677	$397	$1,476	$1,115

Aware, Inc. Reports Third Quarter 2009 Financial Results	Page 5

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net loss	$(1,133)	$(663)	$(4,851)	$(3,202)
Stock-based compensation	677	397	1,476	1,115
Non-GAAP net loss	$(456)	$(266)	$(3,375)	$(2,087)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net loss per share	$(0.06)	$(0.03)	$(0.23)	$(0.13)
Stock-based compensation	0.04	0.02	0.07	0.04
Non-GAAP net loss per share	$(0.02)	$(0.01)	$(0.16)	$(0.09)

Aware, Inc. Reports Third Quarter 2009 Financial Results	Page 6

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Cash and investments	$32,628	$45,516
Accounts receivable, net	3,780	2,211
Inventories, net	1,130	1,656
Property and equipment, net	6,841	7,463
Assets held for sale	192	-
Other assets, net	764	700

Total assets	$45,335	$57,546

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,804	$2,693

Long-term deferred revenue	330	330

Total stockholders’ equity	42,201	54,523

Total liabilities and stockholders’ equity	$45,335	$57,546

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